EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Class A common stock, par value $0.0001 per share, of Vivint Smart Home, Inc. and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Date: January 21, 2020
Fortress Mosaic Sponsor LLC

By:	/s/ Constantine M. Dakolias
	Name:	Constantine M. Dakolias
	Title:	President

Principal Holdings I LP

By:	Foundation Holdco LP, its general partner

By:	SB Foundation Holdings (GP) LLC, its general partner

By:	/s/ David N. Brooks
	Name:	David N. Brooks
	Title:	Secretary

Fortress Mosaic Investor LLC

By:	/s/ Constantine M. Dakolias
	Name:	Constantine M. Dakolias
	Title:	President

Fortress Mosaic Holdings LLC

By:	/s/ Constantine M. Dakolias
	Name:	Constantine M. Dakolias
	Title:	President

FIG LLC

By:	/s/ David N. Brooks
	Name:	David N. Brooks
	Title:	Secretary

Fortress Operating Entity I LP

By:	FIG Corp., its general partner

By:	/s/ David N. Brooks
	Name:	David N. Brooks
	Title:	Secretary

FIG Corp.

By:	/s/ David N. Brooks
	Name:	David N. Brooks
	Title:	Secretary

Fortress Investment Group LLC

By:	/s/ David N. Brooks
	Name:	David N. Brooks
	Title:	Secretary